Exhibit 10.10

GATES Inc. The 21st Unsecured Bonds Offering Guidelines

(Commonly called: The 21st GATESgrowth Private Bonds)

1. Trade name	GATES Inc.

2. Total amount	490,000, 000 yen

Provided, however, that in the event that the subscription amount does not reach the offering amount, the amount of the actual subscription shall be the total amount.

3. Bonds form	Unsecured corporate bonds

4. Each bond amount	10,000,000 yen

5. Total number of units	49 units

6. Paid-in amount (Issue value)	100 yen per 100 yen par value

7. Redemption amount	100 yen per 100 yen par value

8. Redemption method	The bonds will be redeemed in full on March 3, 2025.

9. Payment method for redemption

Payment of redemption amount (principal) shall be made by means of transfer to the account indicated in the “Interest and Principal Redemption Transfer Account Designation Form”.

10. Interest rate	12% per annum (before tax)

11. Payment method for interest

(1)	Interest on the Bonds shall accrue from the day following the payment date until the date of redemption (hereinafter referred to as the “redemption date”) and shall be paid on the redemption date. In case of early cancellation, interest will be accrued until the day before the cancellation date and paid on the cancellation date.

(2)	In case that the day on which the interest is to be paid falls on a bank holiday, the interest shall be paid on the preceding bank business day.

(3)	The number of days per year shall be calculated on the basis of 365 days.

(4)	No interest shall accrue after the maturity date.

(5)	Payment of interest shall be made by means of transfer to the account indicated in the “Interest and Principal Redemption Transfer Account Designation Form”.

12. Third party assignment method and restriction on assignment

Bondholders may not transfer the owned bonds to a third party except in the case of transferring all of the bonds to one person in a lump-sum.

13. Subscription period	August 21, 2024 ~ August 27, 2024

14. Deposits for subscription

Deposit amount shall be the amount of bonds allotted by the Company. The bonds are transferred to the paid-in amount of the bonds on the payment date. No interest shall accrue on the deposits for subscription of bonds.

15. Solicitation method	Direct solicitation

Provided, however, that in the case of over-subscription, the subscription amount shall be determined as appropriate.

16. Payment period for deposits	August 28, 2024 ~ August 31, 2024

17. Payment date (Issue date)	September 1, 2024

18. Payment method for deposits	Transfer to the deposit account of GATES Inc. MUFG Bank, Ueno Branch, ordinary deposit account No. 0365279

19. Early cancellation

The Bonds may be cancelled before maturity by applying at least one month before the desired cancellation date. There shall be no penalty for early cancellation and no change in the interest rate.

20. Issuance of bond certificates	Bond certificates shall not be issued for the bonds.

21. Bond manager

Pursuant to the provision of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, no bond manager shall be established.